Exhibit 99.1


                  MID PENN BANCORP, INC. HOLDS ANNUAL MEETINGS

         (Millersburg, PA) -- The Annual Shareholder and Organization Meetings of Mid Penn Bancorp, Inc. (AMEX: MBP) were held recently at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania.

         Jere M. Coxon, Alan W. Dakey, and Guy J. Snyder, Jr. were re-elected to serve a three-year term on the Board of Directors of Mid Penn Bancorp, Inc. Other Directors currently serving are A. James Durica, Robert C. Grubic, Gregory
M. Kerwin, Theodore W. Mowery, Donald E. Sauve, Edwin D. Schlegel, and William
A. Specht, III.

         Retiring from the Board were Eugene F. Shaffer, Chairman, and William
G. Nelson, Vice-Chairman. Alan W. Dakey was named Chairman and Edwin D. Schlegel was named Vice-Chairman and Lead Director.

         The accounting firm of Parente Randolph, LLC was ratified by the shareholders as the accounting firm for the year 2006.

         At the Organization Meeting, the following officers were elected: Alan
W. Dakey, Chairman, President & CEO; Edwin D. Schlegel, Vice-Chairman and Lead Director; Cindy L. Wetzel, Secretary; and Kevin W. Laudenslager, Treasurer. In addition, appointments were made to the following committees: Audit, Executive, Nominating and Corporate Governance, and Compensation Committees.